Exhibit 99.1

CONTACT:

Christine Nakamoto, Investor Relations

408.617.7626

christine.nakamoto@palm.com

Palm Reports Q3 FY08 Results

SUNNYVALE, Calif., March 20, 2008 — Palm, Inc. (Nasdaq: PALM) today reported that total revenue in the third quarter of fiscal year 2008, ended Feb. 29, was $312.1 million. Driven by strong demand for the Palm® Centro™, smartphone sell-through for the quarter reached a company record high, totaling 833,000 units, up 13 percent year over year. Smartphone revenue was $275.4 million.

“Centro is off to the strongest start of any smartphone in Palm’s history,” said Ed Colligan, Palm president and chief executive officer. “Centro’s fun design, great price point and amazing array of easy-to-use features is expanding Palm’s customer base with more than 70 percent of Centro buyers trading up from traditional cell phones.”

Net loss applicable to common shareholders for the quarter was $31.5 million, or $(0.30) per diluted share. Net loss included stock-based compensation expense of $6.2 million, amortization of intangible assets of $1.0 million, restructuring charges of $12.3 million and accretion of series B convertible preferred stock of $2.4 million. This compares to net income for the third quarter of fiscal year 2007 of $11.8 million, or $0.11 per diluted share.

Net loss applicable to common shareholders in the third fiscal quarter, measured on a non-GAAP(1) basis, totaled $17.0 million, or $(0.16) per diluted share, excluding stock-based compensation expense, amortization of intangible assets, restructuring charges and accretion of series B convertible preferred stock and adjusting the related income tax provision to 26 percent. This compares to non-GAAP net income in the third quarter of fiscal year 2007 of $16.5 million, or $0.16 per diluted share, which excluded the effects of stock-based compensation, amortization of intangible assets, an in-process research and development charge and adjusting the income tax provision to 40 percent.

Earnings before interest, taxes, depreciation and amortization, or EBITDA, totaled negative $28.4 million. EBITDA, adjusted to add back stock-based compensation, other non-operating expense and restructuring charges, or Adjusted EBITDA, totaled negative $9.5 million.

During the second quarter of fiscal year 2008, Palm reclassified its auction rate securities, which are currently illiquid to non-current assets that are shown on its condensed consolidated balance sheet below as $74.7 million at the end of the third quarter of fiscal year 2008. Palm is in the process of completing an impairment analysis and expects to record an impairment charge that will be made available in Palm’s quarterly report on Form 10-Q.

INVESTOR’S NOTE: The company will hold a conference call today at 1:30 p.m. Pacific/4:30 p.m. Eastern to discuss matters covered in this news release. Investors and other interested parties are encouraged to listen to the call by logging on to the conference call webcast prior to the start of the conference call at Palm’s Investor Relations website http://investor.palm.com. Participants will be able to simultaneously view the presentation slides during the call.

Investors wishing to listen to the conference call via telephone may dial 866.314.5232 (domestic) and 617.213.8052 (international). There is no passcode required for the call.

A telephone replay of the conference call will be available through March 30, 2008. The dial-in number for the replay will be 888.286.8010 (domestic) and 617.801.6888 (international), passcode 88825488. An archive of the audio and visual portion of the conference call will be posted on Palm’s Investor Relations website at http://investor.palm.com.

An audio replay and text transcript of the conference call also can be accessed at the same URL beginning today at approximately 5 p.m. Pacific.

About Palm, Inc.

Palm, Inc. is a global leader and innovator of easy-to-use mobile products that simplify people’s lives and help them stay connected on the go. The company offers a range of products — including Palm® Treo™ and Centro™ smartphones, Palm handhelds, services and accessories — to meet the needs of consumers, mobile professionals and businesses.

Palm products are sold through select Internet, retail, reseller and wireless operator channels throughout the world, and at Palm online stores (http://www.palm.com/store).

More information about Palm, Inc. is available at http://www.palm.com.

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NON-GAAP Financial Measures: Palm utilizes a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall business performance, for making operating decisions and for forecasting and planning future periods. Palm considers the use of non-GAAP financial measures helpful in assessing its current financial performance, ongoing operations and prospects for the future. Ongoing operations are the ongoing revenue and expenses of the business, excluding certain costs that Palm does not anticipate to recur on a quarterly basis. While Palm uses non-GAAP financial measures as a tool to enhance its understanding of certain aspects of its financial performance, Palm does not consider these measures to be a substitute for, or superior to, the information provided by GAAP financial measures. Consistent with this approach, Palm believes that disclosing non-GAAP financial measures to the readers of its financial statements provides such readers with useful supplemental data that, while not a substitute for GAAP financial measures, allows for greater transparency in the review of its financial and operational performance. In assessing the overall health of its business during the third quarter of fiscal years 2008 and 2007, Palm excluded items in the following general categories, each of which are described below:

Acquisition-related Expenses. Palm excluded amortization of intangible assets and in-process research and development resulting from acquisitions to allow more transparent comparisons of its financial results to its historical operations, forward-looking guidance and the financial results of peer companies. In recent years, Palm has completed the acquisition of the Palm brand and the acquisition of other assets and technologies, which resulted in operating expenses that would not otherwise have been incurred. Palm believes that providing non-GAAP information for amortization of intangible assets and in-process research and development allows the users of its financial statements to review both the GAAP expenses in the period, as well as the non-GAAP expenses, thus providing for enhanced understanding of historic and future financial results. Additionally, had Palm internally developed these intangible assets, the amortization of intangible assets and the research and development expenses would have been expensed historically, and Palm believes the assessment of its operations excluding these amortization and research and development costs is relevant to the assessment of internal operations.

Stock-based Compensation. Palm believes that because of the variety of equity awards used by companies, varying methodologies for determining stock-based compensation and the assumptions and estimates involved in those determinations, the exclusion of non-cash stock-based compensation enhances the ability of management and investors to understand the impact of non-cash stock-based compensation on our operating results. Further, Palm believes that excluding stock-based compensation expense allows for a more transparent comparison of its financial results to previous periods. In addition, Palm prepares and maintains its budgets and forecasts for future periods on a basis consistent with this non-GAAP financial measure.

Income Tax Provision (Benefit). Palm believes that assuming a 26 percent annual effective tax rate on the non-GAAP operations basis provides a more appropriate view of fiscal year 2008.

Other Expenses. Palm excludes certain other items that are the result of unplanned events to measure its operating performance. Included in these items are patent acquisition cost, restructuring charges, gain on sale of land and accretion of series B convertible preferred stock, as these amounts relate to items that are unplanned and are not expected to recur on a quarterly basis. Therefore, by providing this information Palm believes its management and the users of its financial statements are better able to understand the financial results of what Palm considers to be its current financial performance, ongoing operations and prospects for the future.

Earnings Before Interest, Taxes, Depreciation and Amortization. EBITDA is defined as earnings before net interest, taxes, depreciation and amortization. We consider this measure to be an important indicator of our operational strength to incur and repay indebtedness. We exclude net interest and taxes to allow a creditor to assess the ability to repay different debt instruments. We exclude depreciation and amortization because while tangible and intangible assets support our business, we do not believe the related depreciation and amortization costs are directly attributable to our ability to repay debt. This measure is used by some investors when assessing the performance of our company. In addition, we further exclude the other non-GAAP items, such as stock-based compensation, restructuring charges, patent acquisition cost and gain on sale of land, listed above, to determine Adjusted EBITDA. Palm believes the assessment of its operations further excluding stock-based compensation, net other non-operating income (expense), restructuring charges, patent acquisition cost and gain on sale of land is relevant to the assessment of internal operations and comparisons to industry performance.

Each of the non-GAAP financial measures described above, and used in this press release, should not be considered in isolation from, or as a substitute for, a measure of financial performance prepared in accordance with GAAP. Further, investors are cautioned that there are inherent limitations associated with the use of each of these non-GAAP financial measures as an analytical tool. In particular, these non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and many of the adjustments to the GAAP financial measure reflect the exclusion of items that are recurring and will be reflected in the Company’s financial results for the foreseeable future. Palm compensates for these limitations by providing specific information in the reconciliation included in this press release regarding the GAAP amounts excluded from the non-GAAP financial measures. In addition, as noted above, Palm evaluates the non-GAAP financial measures together with the most directly comparable GAAP financial information.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS: This press release contains forward-looking statements within the meaning of the federal securities laws, including, without limitation, statements regarding Palm’s ability to expand its customer base, demand for Palm’s smartphones, and an impairment charge for Palm’s auction rate securities. These statements are subject to risks and uncertainties that could cause actual results and events to differ materially, including, without limitation, the following: fluctuations in the demand for Palm’s existing and future products and services and growth in Palm’s industries and markets; Palm’s ability to forecast demand for its products; possible defects in products and technologies developed; Palm’s ability to introduce new products and services successfully and in a cost-effective and timely manner; Palm’s ability to timely and cost-effectively obtain components and elements of its technology from suppliers; Palm’s ability to obtain other key technology from third parties free from errors and defects, integrate it with Palm’s products and meet certification requirements, all on a timely basis; Palm’s ability to compete with existing and new competitors; and Palm’s dependence on wireless carriers and ability to meet wireless-carrier certification requirements. A detailed discussion of these and other risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in Palm’s most recent filings with the Securities and Exchange Commission, under the caption Risk Factors and elsewhere, including Palm’s quarterly report on Form 10-Q for the quarter ended Nov. 30, 2007. Palm undertakes no obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this press release.

(1) GAAP stands for Generally Accepted Accounting Principles.

Palm, Treo and Centro are among the trademarks or registered trademarks owned by or licensed to Palm, Inc. All other brand and product names are or may be trademarks of, and are used to identify products or services of, their respective owners.

Palm, Inc.

Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	Feb. 28, 2008	Feb. 28, 2007	Feb. 28, 2008	Feb. 28, 2007
Revenues	$312,144	$410,529	$1,022,536	$1,159,213
Cost of revenues (a)	218,994	259,183	695,197	737,500

Gross profit	93,150	151,346	327,339	421,713
Operating expenses:
Sales and marketing (a)	53,909	68,949	175,570	185,859
Research and development (a)	48,553	50,619	154,739	133,763
General and administrative (a)	14,414	15,155	48,647	44,421
Amortization of intangible assets	969	340	2,892	1,020
Patent acquisition cost	—	—	5,000	—
Restructuring charges (a)	12,305	—	29,054	—
Gain on sale of land	—	—	(4,446)	—
In-process research and development	—	3,700	—	3,700

Total operating expenses	130,150	138,763	411,456	368,763

Operating income (loss)	(37,000)	12,583	(84,117)	52,950
Interest (expense)	(8,832)	(304)	(13,022)	(1,699)
Interest income	3,877	5,945	19,560	19,018
Other income (expense), net	(451)	(460)	(896)	(1,176)

Income (loss) before income taxes	(42,406)	17,764	(78,475)	69,093
Income tax provision (benefit)	(13,224)	6,007	(39,604)	28,062

Net income (loss)	(29,182)	11,757	(38,871)	41,031
Accretion of series B redeemable convertible preferred stock	2,357	—	3,137	—

Net income (loss) applicable to common shareholders	$(31,539)	$11,757	$(42,008)	$41,031

Net income (loss) per common share:
Basic	$(0.30)	$0.12	$(0.40)	$0.40

Diluted	$(0.30)	$0.11	$(0.40)	$0.39

Shares used to compute net income (loss) per common share:
Basic	106,707	102,142	105,334	102,607

Diluted	106,707	103,711	105,334	104,327

(a) Costs and expenses include stock-based compensation as follows:
Cost of revenues	$347	$583	$1,409	$1,851
Sales and marketing	1,356	1,423	5,423	4,681
Research and development	2,615	2,004	7,824	6,917
General and administrative	1,868	1,701	10,951	5,412
Restructuring charges	135	—	1,091	—

	$6,321	$5,711	$26,698	$18,861

Palm’s fiscal periods are generally 13 weeks in length and end on a Friday. For presentation purposes, the periods are presented as ending on Feb. 28.

The above condensed consolidated statements of operations do not reflect the results of Palm’s analysis of its auction rate securities for impairment.

Palm, Inc.

Reconciliation of GAAP Items to Non-GAAP Items

(In thousands)

(Unaudited)

	Three Months Ended		Nine Months Ended
	Feb. 28, 2008	Feb. 28, 2007	Feb. 28, 2008	Feb. 28, 2007
Net income (loss) applicable to common shareholders, as reported	$(31,539)	$11,757	$(42,008)	$41,031
Adjustments:
Stock-based compensation (a)	6,186	5,711	25,607	18,861
In-process research and development	—	3,700	—	3,700
Amortization of intangible assets	969	340	2,892	1,020
Patent acquisition cost	—	—	5,000	—
Restructuring charges	12,305	—	29,054	—
Gain on sale of land	—	—	(4,446)	—
Accretion of series B convertible preferred stock	2,357	—	3,137	—
Income tax provision	(7,232)	(4,999)	(34,308)	(9,008)

Net income (loss), non-GAAP	$(16,954)	$16,509	$(15,072)	$55,604

	Three Months Ended		Nine Months Ended
	Feb. 28, 2008	Feb. 28, 2007	Feb. 28, 2008	Feb. 28, 2007
Net income (loss), as reported	$(29,182)	$11,757	$(38,871)	$41,031
Interest (income) expense, net	4,955	(5,641)	(6,538)	(17,319)
Taxes	(13,224)	6,007	(39,604)	28,062
Depreciation/amortization	9,046	7,211	27,444	13,828

EBITDA	(28,405)	19,334	(57,569)	65,602
Adjustments:
Stock-based compensation (a)	6,186	5,711	25,607	18,861
Other non-operating (income) expense, net	451	460	896	1,176
In-process research and development	—	3,700	—	3,700
Patent acquisition cost	—	—	5,000	—
Restructuring charges	12,305	—	29,054	—
Gain on sale of land	—	—	(4,446)	—

Adjusted EBITDA	$(9,463)	$29,205	$(1,458)	$89,339

	Three Months Ended		Nine Months Ended
	Feb. 28, 2008	Feb. 28, 2007	Feb. 28, 2008	Feb. 28, 2007
Net income (loss) per common share:
Basic, as reported	$(0.30)	$0.12	$(0.40)	$0.40
Adjustments	0.14	0.04	0.26	0.14

Basic, non-GAAP	$(0.16)	$0.16	$(0.14)	$0.54

Diluted, as reported	$(0.30)	$0.11	$(0.40)	$0.39
Adjustments	0.14	0.05	0.26	0.14

Diluted, non-GAAP	$(0.16)	$0.16	$(0.14)	$0.53

Shares used to compute net income (loss) per common share:
Basic	106,707	102,142	105,334	102,607

Diluted	106,707	103,711	105,334	104,327

(a)	Stock-based compensation charges related to workforce reductions are included in restructuring charges.

The above non-GAAP amounts have been adjusted to eliminate stock-based compensation expense, in-process research and development, amortization of intangible assets, patent acquisition cost, restructuring charges, gain on sale of land and accretion of Series B convertible preferred stock and for the related income tax provision on a non-GAAP basis of 26% during the three and nine months ended Feb. 28, 2008 and 40% during the three and nine months ended Feb. 28, 2007.

Palm’s fiscal periods are generally 13 weeks in length and end on a Friday. For presentation purposes, the periods are presented as ending on Feb. 28.

The above reconciliation of GAAP items to non-GAAP items does not reflect the results of Palm’s analysis of its auction rate securities for impairment.

Palm, Inc.

Condensed Consolidated Balance Sheets

(In thousands, except par value amounts)

(Unaudited)

	Feb. 28, 2008	May 31, 2007
ASSETS
Current assets:
Cash and cash equivalents	$262,696	$128,130
Short-term investments	9,258	418,555
Accounts receivable, net of allowance for doubtful accounts of $2,476 and $3,172, respectively	158,049	204,335
Inventories	40,880	39,168
Deferred income taxes	80,737	135,906
Investment for committed tenant improvements	—	1,331
Prepaids and other	12,891	10,222

Total current assets	564,511	937,647
Restricted investments	8,785	—
Non-current auction rate securities	74,650	—
Land held for sale	—	60,000
Property and equipment, net	38,311	36,634
Goodwill	167,960	167,596
Intangible assets, net	64,465	76,058
Deferred income taxes	317,379	267,348
Other assets	16,529	2,719

Total assets	$1,252,590	$1,548,002

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$160,642	$196,155
Income taxes payable	12,177	62,006
Accrued restructuring	10,683	5,406
Provision for committed tenant improvements	—	1,331
Current portion of long-term debt	4,000	—
Other accrued liabilities	224,991	216,125

Total current liabilities	412,493	481,023
Non-current liabilities:
Long-term debt	395,000	—
Non-current tax liabilities	5,960	—
Other non-current liabilities	814	4,568
Series B redeemable convertible preferred stock, $0.001 par value, 325 shares authorized; outstanding: 325 shares and 0 shares, respectively; aggregate liquidation value: $325,000 and $0, respectively	253,292	—
Stockholders’ equity:
Series A preferred stock, $ 0.001 par value, 125,000 shares authorized; none outstanding	—	—
Common stock, $ 0.001 par value, 2,000,000 shares authorized; outstanding: 107,195 shares and 103,796 shares, respectively	107	104
Additional paid-in capital	652,817	1,492,362
Accumulated deficit	(470,936)	(431,698)
Accumulated other comprehensive income	3,043	1,643

Total stockholders’ equity	185,031	1,062,411

Total liabilities and stockholders’ equity	$1,252,590	$1,548,002

The above condensed consolidated balance sheets do not reflect the results of Palm’s analysis of its auction rate securities for impairment.

Palm’s fiscal periods are generally 13 weeks in length and end on a Friday. For presentation purposes, the periods are presented as ending on Feb. 28 and May 31, as applicable.

Palm, Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended
	Feb. 28, 2008	Feb. 28, 2007
Cash flows from operating activities:
Net income (loss)	$(29,182)	$11,757
Adjustments to reconcile net income (loss) to net cash flows from operating activities:
Depreciation	5,043	4,071
Stock-based compensation	6,321	5,711
Amortization of intangible assets	4,003	3,140
Amortization of debt issuance costs	787	—
In-process research and development	—	3,700
Deferred income taxes	(10,801)	(6,886)
Realized (gain) loss on sale of equity investments	(33)	10
Excess tax benefit related to stock-based compensation	3,788	(1,283)
Changes in assets and liabilities:
Accounts receivable	14,190	33,559
Inventories	8,896	1,354
Prepaids and other	2,264	4,008
Accounts payable	(6,997)	6,276
Income taxes payable	(4,989)	9,895
Accrued restructuring	1,978	(267)
Other accrued liabilities	(3,800)	8,290

Net cash provided by (used in) operating activities	(8,532)	83,335

Cash flows from investing activities:
Purchase of property and equipment	(5,799)	(5,362)
Purchase of brand name intangible	(1,500)	(44,000)
Purchase of short-term investments	(115,619)	(201,052)
Sale of short-term investments	254,504	245,207
Sale of restricted investments	166	—
Principal received from investments in non-current auction rate securities	250	—
Cash paid for acquisitions	—	(19,000)

Net cash provided by (used in) investing activities	132,002	(24,207)

Cash flows from financing activities:
Proceeds from issuance of common stock; employee stock plans	822	4,416
Excess tax benefit related to stock-based compensation	(3,788)	1,283
Issuance costs paid for series B redeemable convertible preferred stock	(26)	—
Issuance costs paid for debt	(23)	—
Repayment of debt	(1,272)	(35,272)
Cash distribution to stockholders	(158)	—

Net cash used in financing activities	(4,445)	(29,573)

Change in cash and cash equivalents	119,025	29,555
Cash and cash equivalents, beginning of period	143,671	152,415

Cash and cash equivalents, end of period	$262,696	$181,970

Other cash flow information:
Cash paid for income taxes	$2,754	$4,010

Cash paid for interest	$8,742	$833

The above condensed consolidated statements of cash flows do not reflect the results of Palm’s analysis of its auction rate securities for impairment.

Palm’s fiscal periods are generally 13 weeks in length and end on a Friday. For presentation purposes, the periods are presented as ending on Feb. 28.

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